EXHIBIT 99.12

Equity One 2003-1 Term
Sensitivity Tables to Maturity
Settle                   2/27/2003
First Payment            3/25/2003

              Class AF-2 Fixed
              10,000,000.00

                                 -------------------------------------------------------------------------------------------
To Call and Maturity             50% PPC      75% PPC      100% PPC     125% PPC     150% PPC     200% PPC     250% PPC
                                 -------------------------------------------------------------------------------------------
-------------------------
AF2
-------------------------
Average Life (years)                     3.95         2.70         2.02         1.60         1.31         0.95         0.74
Modified Duration (years)                3.71         2.57         1.94         1.55         1.27         0.93         0.73
First Principal Payment              11/25/06      9/25/05      1/25/05      8/25/04      5/25/04      1/25/04     11/25/03
Last Principal Payment                4/25/07     12/25/05      3/25/05     10/25/04      7/25/04      2/25/04     11/25/03
Principal Lockout (months)                 44           30           22           17           14           10            8
Principal Window (months)                   6            4            3            3            3            2            1



Prepayments (100% PPC)
Fixed 100% PPC: 4-23 CPR in 12 months
Arm 100% PPC: 28 CPR